Filed Pursuant to Rule 424(b)(3)
                                Relating to Registration Statement No. 333-13469

                          TITAN PHARMACEUTICALS, INC.
                         SUPPLEMENT DATED JULY 16, 1997
                TO REGISTRATION STATEMENT DATED DECEMBER 2, 1996

     This supplement should be read in conjunction with the Prospectus dated December 2, 1996 contained in Registration Statement No. 333-13469 of Titan Pharmaceuticals, Inc. a Delaware corporation (the "Company"), including the exhibits thereto.

                            SELLING SECURITYHOLDERS

     The following sets forth information regarding an additional Private Placement Investor for which the Company has registered securities for resale to the public.


                           Number of Securities     Maximum Number      Number of Securities
                           Beneficially Owned       of Securities       Beneficially Owned
Name of Beneficial Owner   Prior to Offering        to be Sold          After Offering
------------------------   -----------------        ----------          --------------
                           Shares(1)  Warrants      Shares  Warrants    Shares(1)  Warrants
                           ---------  --------      ------  --------    ---------  --------
Edara Partnership           72,000     72,000       72,000   72,000        0           0

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(1) Does not include shares of Common Stock underlying the Warrants.